Immunic, Inc. Strengthens Its Board of Directors

with the Appointment of Maria Törnsén

– Global Commercial Executive Brings 20 Years of Sales and Marketing Expertise –

– Jan Van den Bossche Steps Down from Board After Six Year Tenure –

NEW YORK, July 6, 2022 – Immunic, Inc. (Nasdaq: IMUX), a clinical-stage biopharmaceutical company developing a pipeline of selective oral immunology therapies focused on treating chronic inflammatory and autoimmune diseases, today announced the appointment of Maria Törnsén, an industry executive with 20 years of global commercial experience in U.S. and ex-U.S. markets, to its Board of Directors, effective July 5, 2022. The company also announced that Jan Van den Bossche has stepped down from the Board, effective July 5, 2022.

“Maria is a seasoned commercial executive, with 20 years of experience in sales and marketing as well as several operational and strategic leadership roles in the U.S., EMEA, and other global territories,” stated Duane Nash, M.D., J.D., MBA., Chairman of the Board of Directors of Immunic. “Her expertise in scaling and optimizing commercial organizations to drive performance will be of tremendous value to the Board, as we continue to advance our three development programs, most notably, the phase 3 ENSURE program of lead asset, vidofludimus calcium, in patients with relapsing multiple sclerosis. I look forward to working with Maria and to leveraging her extensive knowledge and relationships.”

“I would also like to take this opportunity to thank Jan for his dedication to Immunic and his invaluable input as a member of the Board of Directors over the last several years. We are very grateful for his contributions and offer him our best wishes in all future endeavors.”

Ms. Törnsén has served since July 2021 as Chief Commercial Officer at Passage Bio, where she is responsible for leading and building out the company’s commercial organization and strategy, including determining product positioning and paths to commercialization. From 2019 to 2021, Ms. Törnsén served as Senior Vice President and General Manager of Sarepta Therapeutics’ U.S. Commercial organization, including market access, trade & distribution, reimbursement, sales, patient services and marketing. From 2017 to 2019, she was Vice President, Global Therapeutic Area Head of rare neurological, metabolic and endocrine diseases at Sanofi Genzyme, where she managed a $1.6 B portfolio with five marketed and three pipeline products, and was commercial lead on multiple alliances. From 2011 to 2017, Ms. Törnsén held advancing commercialization roles in the endocrine and rare diseases groups at Shire, rising to the role of Vice President, Head of Endocrine Rare Disease Sales, U.S. Commercial. Earlier in her career, she gained experience in global marketing and as a Product Specialist at Merck KGaA and Eli Lilly, respectively.

Ms. Törnsén earned a Master of Science (MSc) in International Business Administration from Lund University, Sweden.

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a clinical-stage biopharmaceutical company with a pipeline of selective oral immunology therapies focused on treating chronic inflammatory and autoimmune diseases. The company is developing three small molecule products: its lead development program, vidofludimus calcium (IMU-838), a selective immune modulator that inhibits the intracellular metabolism of activated immune cells by blocking the enzyme DHODH and exhibits a host-based antiviral effect, is currently being developed as a treatment option for multiple sclerosis, and primary sclerosing cholangitis. IMU-935, a selective inverse agonist of the transcription factor RORγ/RORγt, is targeted for development in psoriasis, castration-resistant prostate cancer and Guillain-Barré syndrome. IMU-856, which targets the restoration of the intestinal barrier function, is targeted for development in diseases involving bowel barrier dysfunction. For further information, please visit: www.imux.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, expected timing and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic’s three development programs and the targeted diseases; the potential for Immunic’s development programs to safely and effectively target diseases; the nature, strategy and focus of the company and further updates with respect thereto; expectations regarding the capitalization, resources and ownership structure of the company; and the executive and board structure of the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the COVID-19 pandemic, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Contact Information

Immunic, Inc.
Jessica Breu
Head of Investor Relations and Communications
+49 89 2080 477 09
jessica.breu@imux.com

US IR Contact

Rx Communications Group

Paula Schwartz

+1 917 322 2216

immunic@rxir.com

US Media Contact

KOGS Communication

Edna Kaplan

+1 617 974 8659

kaplan@kogspr.com